Exhibit 10.8

THIRD AMENDMENT

TO

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS THIRD AMENDMENT (this AThird Amendment@) to the Agreement for Purchase and Sale of Assets between Ron Snider & Associates, Inc. dba Wild Animal Safari, a Georgia corporation ("Asset Seller") and Great American Family Parks, Inc., a Nevada public corporation ("Purchaser") dated as of November 8, 2004, as amended by the First Amendment dated as of February 18, 2005 (the “First Amendment”) and by Second Amendment dated as of May 2, 2005 (the “Second Amendment”), is made as effective as of May 31, 2005 (said Agreement for Purchase and Sale of Assets, as amended by the First Amendment and the Second Amendment, being called herein the AAsset Purchase Agreement@).

RECITALS:

WHEREAS, Asset Seller and Purchaser entered into the Asset Purchase Agreement, the terms of which are incorporated herein by reference; and

WHEREAS, the parties have determined that it is in their mutual best interests to amend the Asset Purchase Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, undertakings and promises herein contained, the parties, intending to be legally bound, agree as follows:

1.  Extension of Time for Closing.  The parties agree to extend the time for Closing until 6 p. m. (local time in LaGrange, Georgia) on June 13, 2005. Therefore, paragraph (a) of Section 20 of the Asset Purchase Agreement is hereby amended by inserting the text set out below immediately following the existing text of said paragraph (a):

AAsset Seller and Purchaser agree that Purchaser shall have the further right to extend, and Purchaser hereby extends, the time for Closing until 6 p. m. (local time in LaGrange, Georgia) on June 13, 2005. The parties agree that the Closing Date shall be June 13, 2005, or such earlier date as Purchaser and Asset Seller may, by written mutual agreement, designate.@

2.  Purchaser Termination.  The Asset Purchase Agreement is hereby amended by deleting the existing subpart (iii) of paragraph (b) of Section 27 and inserting in lieu thereof the following new subpart (iii) of paragraph (b) of Section 27:

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A(iii) if the Closing shall not have occurred on or before 6 p. m. (local time in LaGrange, Georgia) on June 13, 2005 by reason of the failure of any condition precedent under Section 19 (a) hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement or in the Real Property Purchase Agreement).@

3.  Asset Seller Termination. The Asset Purchase Agreement is hereby amended by deleting the existing subpart (ii) of paragraph (c) of Section 27 and inserting in lieu thereof the following new subpart (ii) of paragraph (c) of Section 27:

A(ii) If the Closing shall not have occurred on or before 6 p. m. (local time in LaGrange, Georgia) on June 13, 2005 by reason of the failure of any condition precedent under Section 19 (b) hereof (unless the failure results primarily from the Asset Seller itself breaching any representation, warranty, or covenant contained in this Agreement or in the Real Property Purchase Agreement).@

4.  Termination if Closing Not Held by June 13, 2005.  The Asset Purchase Agreement is hereby amended by deleting the existing paragraph (e) of Section 27 and inserting in lieu thereof the following new paragraph (e) of Section 27:

A(e) It is understood and agreed that notwithstanding anything to the contrary contained in this Agreement, unless the parties have previously agreed in writing to extend the term of this Agreement, this Agreement shall automatically terminate if the Closing does not occur before 6 p. m. (local time in LaGrange, Georgia) on June 13, 2005.@

5. Amendment to Real Property Purchase Agreement. The effectiveness of the provisions of this Third Amendment is expressly made contingent upon the execution by the Purchaser and the Real Property Seller of that certain Third Amendment to Real Estate Purchase Agreement contemporaneously herewith.

6.  Asset Purchase Agreement To Remain in Effect.  Except as specifically set forth in this Third Amendment, the Asset Purchase Agreement (including any changes made by the First Amendment and the Second Amendment which are not changed by this Third Amendment) is hereby ratified and affirmed and shall remain in full force and effect. However, wherever the terms and conditions of this Third Amendment and the terms and conditions of the Asset Purchase Agreement (as amended by the First Amendment and/or the Second Amendment) conflict, the terms of this Third Amendment shall be deemed to supersede the conflicting terms of the Asset Purchase Agreement.

7.  Defined Terms.  Any proper nouns used in this Third Amendment which are not defined herein but are defined in the Asset Purchase Agreement shall have the meanings respectively ascribed to them in the Asset Purchase Agreement.

8.  Counterparts.  This Third Amendment may be executed in one or more counterparts, and each party hereto may sign a counterpart, and (whether or not all parties hereto have signed each counterpart), each counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.

ASSET SELLER:

Ron Snider & Associates, Inc.

By: /s/ Ronald E. Snider

Name: Ronald E. Snider

Title:

 President

PURCHASER:

GREAT AMERICAN FAMILY PARKS, INC.

By: /s/ Larry Eastland

Title: President & CEO

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